EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Common Stock, par value $0.0001 per share, of DraftKings Inc., a Nevada corporation, is being filed and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 1, 2020

RPII DK LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

RAINE PARTNERS II LP

By:	Raine Associates II LP, its general partner

By:	Raine Management LLC, its general partner

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

RAINE CAPITAL LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

[Signature Page to Joint Filing Statement]

RAINE ASSOCIATES II LP

By:	Raine Management LLC, its general partner

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

RAINE MANAGEMENT LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

THE RAINE GROUP LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

/s/ John S. Salter
John S. Salter

/s/ Jeffrey A. Sine
Jeffrey A. Sine

/s/ Joseph Ravitch
Joseph Ravitch

/s/ Brandon Gardner
Brandon Gardner

/s/ Deborah Mei
Deborah Mei

[Signature Page to Joint Filing Statement]